UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2008

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-143314 (Commission File Number)	20-8051010 (IRS Employer Identification No.)

3195 Upper Level Rd., #182
Robson, BC, Canada VOG 1XO
(Address of principal executive offices and zip code)

(604) 720-4393
(Registrant’s telephone number including area code)

Golden Tan, Inc.
______________________
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2008, the Registrant amended its articles of incorporation by filing a certificate of amendment to the articles of incorporation with the state of Nevada to amend the following: (i) change its name from Golden Tan, Inc. to Yongye Biotechnology International, Inc.; (ii) to increase the total number of shares of authorized common stock from 75,000,000 to 150,000,000 shares; and (iii) to authorize 75,000,000 blank check preferred shares, par value $.001, with such terms as shall be determined by the board of directors from time to time upon the issuance of any such class of securities.

The certificate of amendment to the articles of incorporation of the Registrant was effective with the Nevada Secretary of State on April 7, 2008. The Registrant has provided notice to the NASDAQ Stock Market as required regarding the Registrant’s name change. Currently, the Registrant is awaiting confirmation regarding the name change to take effect on the Over The Counter Bulletin Board.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Articles of Incorporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY INTERNATIONL, INC.

By:	/s/ Kim McElroy
Name: Kim McElroy
Title: President

Dated: April 10, 2008